                                                                     Exhibit 4.4

                     AMENDED AND RESTATED VOTING AGREEMENT

          THIS AMENDED AND RESTATED VOTING AGREEMENT (the "Agreement") is made and entered into as of February 15, 2000, by and among iBEAM BROADCASTING CORPORATION, a Delaware corporation (the "Company"), certain of the holders of the Company's Series A Preferred Stock (the "Series A Stock"), Series B Preferred Stock (the "Series B Stock"), Series C Preferred Stock ("Series C Stock"), Series D Preferred Stock (the "Series D Stock") and Series E Preferred Stock (the "Series E Stock" and together with the Series A, B, C and D Stock, the "Preferred Stock") listed on the Schedule of Investors attached as
Schedule A hereto (the "Investors"), and certain holders of Common Stock of the
----------
Company (the "Participating Founders") listed on the Schedule of Participating Founders attached as Schedule B hereto. The Company, the Participating Founders
                     ----------
and the Investors are individually each referred to herein as a "Party" and are collectively referred to herein as the "Parties." The Company's Board of Directors is referred to herein as the "Board."

                                  WITNESSETH:
                                  ----------

          WHEREAS, certain of the Investors (the "Existing Investors") hold shares of the Company's Series A Stock, Series B Stock, Series C Stock and Series D Stock and/or shares of Common Stock issued upon conversion thereof and are parties to that certain Voting Agreement dated as of October 14, 1999 among the Company, the Participating Founders and such Existing Investors (the "Prior Agreement");

          WHEREAS, the Existing Investors hold at least a majority of the voting securities held by the parties to the Prior Agreement, and desire to amend, restate and supercede the Prior Agreement in its entirety;

          WHEREAS, certain of the Investors (the "New Investors") are parties to the Series E Preferred Stock Purchase Agreement of even date herewith among the Company and the New Investors (the "Series E Agreement"), which provides that as a condition to the closing of the sale of the Series E Stock pursuant thereto, this Agreement must be executed and delivered by such New Investors, Existing Investors, the Participating Founders and the Company;

          WHEREAS, the Participating Founders are the beneficial owners of the number of shares of Common Stock of the Company set forth opposite his/her name on Schedule B hereto and the Participating Founders and Existing Investors wish
   ----------
to provide further inducement to the New Investors to purchase shares of Series E Stock pursuant to the Series E Agreement; and

          WHEREAS, the Company's Restated Certificate of Incorporation provides that (a) holders of shares of the Company's Series A Stock, voting as a single class, shall elect one (1) member of the Board (the "Series A Director") and (b) holders of shares of the Company's Series B Stock, voting together as a single class, shall elect one (1) member of the Board (the "Series B Director");

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company, the Participating Founders and the Investors hereby agree as follows:

          1.  Agreement to Vote.  Each Investor, as a holder of Preferred Stock,
              -----------------
hereby agrees on behalf of itself and any transferee or assignee of any such shares of the Preferred Stock, to hold all of the shares of Preferred Stock registered in its name (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution of the Preferred Stock, and any other voting securities of the Company subsequently acquired by such Investor) (hereinafter collectively referred to as the "Investor Shares") subject to, and to vote the Investor Shares at a regular or special meeting of stockholders (or by written consent) in accordance with, the provisions of this Agreement. Each Participating Founder, as a holder of Common Stock of the Company, hereby agrees on behalf of itself and any transferee or assignee of any such shares of Common Stock, to hold all of such shares of Common Stock and any other securities of the Company acquired by such Participating Founder in the future (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such securities) (the "Founder Shares") subject to, and to vote the Founder Shares at a regular or special meeting of stockholders (or by written consent) in accordance with, the provisions of this Agreement.

          2.  Election of Directors.
              ---------------------

              (a) In any election of directors of the Company, the Parties shall each vote at any regular or special meeting of stockholders (or by written consent) such number of shares of Common Stock and Preferred Stock then owned by them (or as to which they then have voting power) as may be necessary to elect one (1) director who shall be the Company's chief executive officer.

              (b) In any election of directors of the Company, the Parties holding shares of Series A Stock shall each vote at any regular or special meeting of stockholders (or by written consent) such number of shares of Series A Stock then owned by them (or as to which they then have voting power) as may be necessary to elect one (1) director (the "Series A Director"), nominated by Crosspoint Venture Partners 1997 ("Crosspoint") so long as Crosspoint owns at least fifty percent (50%) of the Common Stock issued or issuable upon conversion of the Series A Stock originally purchased by Crosspoint pursuant to that certain Series A Preferred Stock Purchase Agreement dated April 16, 1998.

              (c) In any election of directors of the Company, the Parties holding shares of Series B Stock shall each vote at any regular or special meeting of stockholders (or by written consent) such number of shares of Series B Stock then owned by them (or as to which they then have voting power) as may be necessary to elect one (1) director (the "Series B Director"), nominated by Accel Partners and its affiliated funds ("Accel") so long as Accel owns at least fifty percent (50%) of the Common Stock issued or issuable upon conversion of the Series B Stock purchased by such Investor pursuant to the Series B Stock Purchase Agreement dated June 8, 1998.

              (d) In any election of directors of the Company, the Parties shall each vote at any regular or special meeting of stockholders (or by written consent) such number of voting securities of the Company then owned by them (or as to which they then have voting power) as may be necessary to elect any additional directors that are approved by a majority of the Board (the "Industry Directors").

          3.  Removal.  Any director of the Company may be removed from the
              -------
board in the manner allowed by law and the Company's Certificate of Incorporation and Bylaws, but with respect to a director designated pursuant to subsections 2(a) through 2(d) above, only upon the vote or written consent of the majority of the stockholders entitled to designate such director.

          4.  Vacancy.  Any vacancy occurring to a director designated pursuant
              -------
to subsections 2(a) through 2(d) above shall only be filled according to the vote or written consent of the stockholders entitled to designate such director.

          5.  Voting on Certain Transactions.
              ------------------------------

              (a) Each of Microsoft Corporation, Sony Corporation of America, Covad Communications Investment Corp., Covad Communications Group, Inc., Pacific Century Cyberworks and America Online, Inc. (the "Strategic Investors") shall take such action as may be required so that all securities of the Company entitled to vote in connection with a Corporate Transaction (as defined below) beneficially owned by such Investor and/or any of their controlled affiliates ("Voting Securities") are voted on all Corporate Transactions in the same manner as voted by a majority of the Board. For purposes of this Agreement, Corporate Transaction shall mean (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company or (ii) the sale of all or substantially all of the assets of the Company, provided that no transferee of such voting power or assets is (A) a director, officer or affiliate of the Company or (B) an associate of such a director, officer or affiliate (with affiliate and associate having the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended ("Rule 12b-2"). For purposes of this Agreement, an entity will be deemed a controlled affiliate of a Strategic Investor if the Strategic Investor controls such entity within the meaning of Rule 12b-2.

              (b) Each Strategic Investor and its controlled affiliates as holders of shares of Voting Securities, shall be present, in person or by proxy, at all meeting of stockholders of the Company so that all shares of Voting Securities beneficially owned by such Strategic Investor and/or its controlled affiliates may be counted for the purpose of determining the presence of a quorum at such meetings.

              (c) Each Investor and its controlled affiliates, as holders of shares of Voting Securities, shall not exercise any dissenters rights under applicable law at any time for such Corporate Transactions, if applicable; provided, however, that if any agreement governing the terms of a Corporate Transaction requires an Investor to provide an indemnity in connection with the Investor's transfer or exchange of capital stock in the Company, the terms of such agreement shall provide that such indemnity shall be provided ratably by all stockholders of the Company, in proportion to their percentage interest in the outstanding capital stock of the Company, assuming conversion of all outstanding Preferred Stock into Common Stock; provided further that the maximum aggregate dollar amount of the indemnity payable by any Investor shall not exceed the amount of consideration received by such Investor pursuant to the terms of the Corporate Transaction.

              (d) Each Investor and it controlled affiliates, as holders of shares of Voting Securities, shall refrain from transferring any securities of the Company, the acquiror, or any other applicable company during any period prohibited by then applicable pooling of interests accounting treatment rules, whether before or after the sale of the Company.

              (e) No Strategic Investor nor any of its controlled affiliates shall deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities except for this Agreement.

          6.  Legend on Share Certificates. Each certificate representing any
              ----------------------------
Shares shall be endorsed by the Company with a legend reading substantially as follows:

          "The Shares evidenced hereby are subject to a Voting Agreement (a copy of which may be obtained upon written request from the issuer), and by accepting any interest in such shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of said Voting Agreement."

          7.   Covenants of the Company.  The Company agrees to use its best
               ------------------------
efforts to ensure that the rights granted hereunder are effective and that the Parties hereto enjoy the benefits thereof. Such actions include, without limitation, the use of the Company's best efforts to cause the nomination and election of the directors as provided above. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding voting securities held by the Parties hereto assuming conversion of all outstanding securities in order to protect the rights of the Parties hereunder against impairment.

          8.   No Liability for Election of Recommended Directors.  Neither the
               --------------------------------------------------
Company, the Participating Founders, the Investors, nor any officer, director, stockholder, partner, employee or agent of such Party, makes any representation or warranty as to the fitness or competence of the nominee of any Party hereunder to serve on the Company's Board by virtue of such Party's execution of this Agreement or by the act of such Party in voting for such nominee pursuant to this Agreement.

          9.   Grant of Proxy.  Should the provisions of this Agreement be
               --------------
construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

          10.  Specific Enforcement.  It is agreed and understood that monetary
               --------------------
damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

          11. Execution by the Company.  The Company, by its execution in the
              ------------------------
space provided below, agrees that it will cause the certificates evidencing the shares of Common Stock and Preferred Stock to bear the legend required by
Section 6 herein, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office. The parties hereto do hereby agree that the failure to cause the certificates evidencing the shares of Common Stock and Preferred Stock to bear the legend required by Section 6 herein and/or failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 6 shall not affect the validity or enforcement of this Agreement.

          12.  Captions.  The captions, headings and arrangements used in this
               --------
Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

          13.  Notices.  Any notice required or permitted by this Agreement
               -------
shall be in writing and shall be sent prepaid registered or certified mail, return receipt requested, addressed to the other Party at the address shown below or at such other address for which such Party gives notice hereunder. Such notice shall be deemed to have been given three (3) days after deposit in the mail.

          14. Term.
              ----

              (a) Except for the provisions of Section 5 hereof, this Agreement shall terminate and be of no further force or effect upon the earliest to occur of (i) the consummation of the Company's sale of its Common Stock or other securities pursuant to a registration statement under the Securities Act of 1933, as amended, (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction), (ii) the consummation of the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company or a sale of all or substantially all of the assets of the Company, (iii) the written consent of the holders of a majority of the shares held by the Parties hereto, or (iv) October 12, 2009.

              (b) The provisions of Section 5 of this Agreement with respect to each Strategic Investor or Investor shall terminate and be of no further force or effect upon the later to occur of: (i) the consummation of the sale of securities pursuant to a bona fide, firmly underwritten public offering of shares of common stock of the Company registered under the Securities Act of 1933, as amended, or (ii) such Strategic Investor or Investor and its controlled affiliates in the aggregate own Voting Securities representing less than 5% of the then outstanding voting power of the Company.

          15. Manner of Voting.  The voting of shares pursuant to this Agreement
              ----------------
may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

          16. Amendments and Waivers.  Any term hereof may be amended and the
              ----------------------
observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the holders of a majority of the then outstanding voting securities held by the Party or Parties for whose benefit such term has been included in this Agreement. Any amendment or waiver so effected shall be binding upon the Parties hereto.

          17. Stock Splits, Stock Dividends, etc. In the event of any issuance
              ----------------------------------
of shares of the Company's voting securities hereafter to any of the Parties hereto (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 5.

          18. Severability.  Whenever possible, each provision of this Agreement
              ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          19. Binding Effect.  In addition to any restriction on transfer that
              --------------
may be imposed by any other agreement by which any Party hereto may be bound, this Agreement shall be binding upon the Parties, their respective heirs, successors and assigns and to such additional individuals or entities that may become stockholders of the Company and that desire to become Parties hereto; provided that for any such transfer to be deemed effective, the transferee shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee reasonably acceptable to the Company, such transferee shall be deemed to be a Party hereto as if such transferee's signature appeared on the signature pages hereto. By their execution hereof or any Adoption Agreement, each of the Parties hereto appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder.

          20. Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereof.

          21. Entire Agreement.  This Agreement is intended to be the sole
              ----------------
agreement of the Parties as it relates to this subject matter and does hereby supersede all other agreements of the Parties relating to the subject matter hereof.

          22.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          23. Arbitration.  Any controversy between the Parties hereto involving
              -----------
any claim arising out of or relating to the termination of this Agreement, will be submitted to and be settled by final and binding arbitration in Santa Clara, California, in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by three (3) arbitrators chosen by the Company, the Investors, and the Participating Founders, or failing such agreement, an arbitrator experienced in the sale of similarly-sized companies appointed by the AAA. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure, the arbitrator(s) shall be required to provide in writing to the Parties the basis for the award or order of such arbitrator(s), and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


                              iBEAM BROADCASTING CORPORATION



                              ____________________________________________
                              Peter Desnoes
                              President and Chief Executive Officer

                    Address:  645 Almanor Avenue
                              Suite 100
                              Sunnyvale, CA  94086





           SIGNATURE PAGE FOR AMENDED AND  RESTATED VOTING AGREEMENT

                              INVESTORS:

                              CROSSPOINT VENTURE PARTNERS 1997


                              _____________________________________________
                              Richard Shapero
                              General Partner

                    Address:  2925 Woodside Road
                              Woodside, CA  94062



                              ACCEL VI L.P.

                              By: Accel VI Associates L.L.C

                                  Its General Partner


                              _____________________________________________
                              Managing Member

                    Address:  428 University Avenue  Accel Partners
                              Palo Alto, CA  94301   One Palmer Square
                              Attn: J. Peter Wagner  Princeton, NJ 08542
                                                     Attn: G. Carter
                                                     Sednaoui


           SIGNATURE PAGE FOR AMENDED AND  RESTATED VOTING AGREEMENT

                              ACCEL INTERNET FUND II L.P.

                              By: Accel Internet Fund II Associates L.L.C.
                                  Its General Partner

                              _____________________________________________
                              Managing Member


                    Address: 428 University Avenue   Accel Partners
                             Palo Alto, CA  94301    One Palmer Square
                             Attn: J. Peter Wagner   Princeton, NJ 08542
                                                     Attn: G. Carter
                                                     Sednaoui

                             ACCEL KEIRETSU VI L.P.

                             By: Accel Keiretsu VI Associates L.L.C.
                             Its General Partner

                             ______________________________________________
                             Managing Member

                    Address: 428 University Avenue  Accel Partners
                             Palo Alto, CA  94301   One Palmer Square
                             Attn: J. Peter Wagner  Princeton, NJ 08542
                                                    Attn: G. Carter
                                                    Sednaoui

           SIGNATURE PAGE FOR AMENDED AND  RESTATED VOTING AGREEMENT

                              ACCEL INVESTORS `98 L.P.
                              By: Accel Investors `98 Associates L.L.C.
                                  Its General Partner


                              _____________________________________________
                              Managing Member

                    Address:  428 University Avenue  Accel Partners
                              Palo Alto, CA  94301   One Palmer Square
                              Attn: J. Peter Wagner  Princeton, NJ 08542
                                                     Attn: G. Carter
                                                     Sednaoui


                              MEDIA TECHNOLOGY VENTURES, L.P.


                              By:__________________________________________
                              Title:_______________________________________

                    Address:  1 First Street
                              Los Altos, CA  94022


                              MEDIA TECHNOLOGY VENTURES
                              ENTREPRENEURS FUND, L.P.


                              By:__________________________________________
                              Title:_______________________________________

                    Address:  1 First Street
                              Los Altos, CA  94022


           SIGNATURE PAGE FOR AMENDED AND  RESTATED VOTING AGREEMENT

                              ANNABEL J. MONTGOMERY, as Trustee of the ANNABEL MONTGOMERY REVOCABLE TRUST DATED FEBRUARY 7, 1991, and JAMES W. MONTGOMERY, as tenants in common, each as to an undivided one-half interest.


                              _____________________________________________
                              Annabel J. Montgomery, Trustee


                              _____________________________________________
                              James W. Montgomery


                    Address:  100 Wilshire Blvd., Suite 400
                              Santa Monica, CA  90401


                              MONTGOMERY & ASSOCIATES , L.P.


                              By:__________________________________________
                              Title:_______________________________________


                    Address:  100 Wilshire Blvd., Suite 400
                              Santa Monica, CA  90401


                              CULBARA, INC.


                              By:__________________________________________
                              Title:_______________________________________


                    Address:  100 Wilshire Blvd., Suite 400
                              Santa Monica, CA  90401


           SIGNATURE PAGE FOR AMENDED AND  RESTATED VOTING AGREEMENT

                               J.P. MORGAN DIRECT VENTURE CAPITAL
                               INSTITUTIONAL INVESTORS LLC

                               By:_________________________________________
                               Name:_______________________________________
                               Title:______________________________________

                    Address:   522 5TH Avenue.
                               New York, New York  10036

                               J.P. MORGAN DIRECT VENTURE
                               CAPITAL PRIVATE INVESTORS LLC

                               By:_________________________________________
                               Name:_______________________________________
                               Title:______________________________________

                     Address:  522 5TH Avenue.
                               New York, New York  10036


                               INTEL CORPORATION


                               By:_________________________________________
                               Name:_______________________________________
                               Title:______________________________________


                    Address:   2200 Mission College Blvd.
                               Santa Clara, CA  95052-8119


           SIGNATURE PAGE FOR AMENDED AND  RESTATED VOTING AGREEMENT

                              MICROSOFT CORPORATION

                              By:__________________________________________
                              Name:________________________________________
                              Title:_______________________________________

                    Address:  One Microsoft Way
                              Redmond, WA 98052-6399


                              COVAD COMMUNICATIONS
                              INVESTMENT CORP.


                              By:__________________________________________
                              Name:________________________________________
                              Title:_______________________________________


                              CRESCENDO WORLD FUND LLC

                              By:__________________________________________
                              Name:________________________________________
                              Title:_______________________________________

                              EAGLE VENTURES WF, LLC

                              By:__________________________________________
                              Name:________________________________________
                              Title:_______________________________________

                              LUNN-iBEAM, LLC

                              By:__________________________________________
                                     LUNN PARTNERS, LLC
                                     Managing Member


           SIGNATURE PAGE FOR AMENDED AND  RESTATED VOTING AGREEMENT

                                     PETER B. DESNOES, IRA A/C
                                     774-91015 GUARANTEE & TRUST
                                     COMPANY, TTEE

                                     ______________________________________


                                     ROBERT C. HAWK

                                     ______________________________________

                           Address:  7585 S. Biscay Street
                                     Aurora, CO  80016

                                     LEN GROSSI

                                     ______________________________________

                           Address:  5555 Melrose Avenue
                                     Hollywood, CA  90038


                                     FRED SEEGAL

                                     ______________________________________

                           Address:  31 West 52nd Street
                                     27th Floor
                                     New York, New York  10019



           SIGNATURE PAGE FOR AMENDED AND  RESTATED VOTING AGREEMENT

                                     WS INVESTMENT COMPANY 99B

                                     By:___________________________________
                                     Name:_________________________________
                                     Title:________________________________

                          Address:   650 Page Mill Road
                                     Palo Alto, CA  94304

                                     CHRIS DIER

                                     ______________________________________

                                     BRUCE D. LAWLER

                                     ______________________________________

                                     TOM GILLIS

                                     ______________________________________

                                     JEREMY ZULLO

                                     ______________________________________

                                     NILS LAHR

                                     ______________________________________

                                     DAVID STREHLOW

                                     ______________________________________

                                     BOB DAVIS

                                     ______________________________________

                                     PHILIP ROSEDALE

                                     ______________________________________


           SIGNATURE PAGE FOR AMENDED AND  RESTATED VOTING AGREEMENT

                                     CYBER COMMERCE LIMITED


                                     By:___________________________________
                                     Name:_________________________________
                                     Title:________________________________

                                     AMERICA ONLINE, INC.

                                     By:___________________________________
                                     Name:_________________________________
                                     Title:________________________________



           SIGNATURE PAGE FOR AMENDED AND  RESTATED VOTING AGREEMENT

                                COMDISCO, INC.

                                By:____________________________________
                                Title:_________________________________

                      Address:  100 Hamilton Ste. 104A     6111 North River Road
                                Palo Alto, CA  94301       Rosemont, IL 60018
                                Attn: Christine Ferra      Attn: Venture Group



           SIGNATURE PAGE FOR AMENDED AND  RESTATED VOTING AGREEMENT

                                    SONY CORPORATION OF AMERICA

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________





           SIGNATURE PAGE FOR AMENDED AND  RESTATED VOTING AGREEMENT

                              PARTICIPATING FOUNDERS:



                              WILMOT LIVING TRUST U/D/T dated April 18,
                              1995


                              _____________________________________________
                              Robert Wilmot, Trustee


                              _____________________________________________
                              Mary J. Wilmot, Trustee


                    Address:  13,333 La Cresta Drive
                              Los Altos, CA  94022




                              _____________________________________________
                              Navin Chaddha


                    Address:  14600 NE 42nd Place, #N-402
                              Bellevue, WA  98007


           SIGNATURE PAGE FOR AMENDED AND  RESTATED VOTING AGREEMENT

                                  SCHEDULE A

                               LIST OF INVESTORS

                   Accel VI L.P.

                   Accel Internet Fund II L.P.

                   Accel Keiretsu VI L.P.

                   Accel Investors `98 L.P.

                   Media Technology Ventures, L.P.

                   Media Technology  Ventures Entrepreneurs Fund, L.P.

                   Annabel J. Montgomery
                   As Trustee of the Annabel J. Montgomery Revocable Trust Dated February 7, 1991 and James W. Montgomery

                   Culbara, Inc.

                   Montgomery & Associates, L.P.

                   J.P. Morgan Direct Venture Capital Institutional Investors,
                   LLC

                   J.P. Morgan Direct Venture Capital Private Investors LLC

                   Microsoft Corporation

                   Covad Communications Investment Corp.

                   Crescendo World Fund, LLC

                   Eagle Ventures WF, LLC

                   Intel Corporation

                   Lunn-iBEAM, LLC

                   Peter Desnoes, IRA A/C 774-91015 GUARANTEE & TRUST COMPANY, TTEE

                   Robert C. Hawk

                   Len Grossi




           SIGNATURE PAGE FOR AMENDED AND  RESTATED VOTING AGREEMENT

                   Fred Seegal

                   WS Investment Company 99B

                   Chris L. Dier

                   Bruce D. Lawler

                   Tom Gillis

                   Jeremy Zullo

                   Nils Lahr

                   David Strehlow

                   Philip Rosendale

                   Comdisco, Inc.

                   Sony Corporation of America

                   Cyber Commerce Limited

                   America Online, Inc.



           SIGNATURE PAGE FOR AMENDED AND RESTATED VOTING AGREEMENT

                                  SCHEDULE B

                        LIST OF PARTICIPATING FOUNDERS:


WILMOT LIVING TRUST U/D/T dated April 18, 1995
Navin Chaddha





           SIGNATURE PAGE FOR AMENDED AND  RESTATED VOTING AGREEMENT
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                                   EXHIBIT A

                               ADOPTION AGREEMENT
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          This Adoption Agreement ("Adoption Agreement") is executed by the undersigned (the "Transferee") pursuant to the terms of that certain Voting Agreement dated as of October 13, 1999 (the "Agreement") by and among the Company and certain of its Stockholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

          (a)  Acknowledgment. Transferee acknowledges that Transferee is
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acquiring certain shares of the capital stock of the Company (the "Stock"), subject to the terms and conditions of the Agreement.

          (b)  Agreement.  Transferee (i) agrees that the Stock acquired by
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Transferee shall be bound by and subject to the terms of the Agreement, and (ii)
hereby adopts the Agreement with the same force and effect as if Transferee were originally a Party thereto.

          (c)  Notice.  Any notice required or permitted by the Agreement shall
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be given to Transferee at the address listed beside Transferee's signature below.

          EXECUTED AND DATED this ______ day of _________________, ____.

                                 TRANSFEREE:



                                 By:_______________________________________
                                     Name and Title

                                 Address:__________________________________
                                 Fax:______________________________________
Accepted and Agreed:

iBEAM BROADCASTING CORPORATION


By:___________________________
Title:_________________________